EXHIBIT 99.1

GALT MEDICAL CORP

Financial Statements

For the Year Ended December 31, 2005

(With Independent Auditors’ Report Thereon)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Galt Medical Corp

We have audited the accompanying balance sheet of Galt Medical Corp (the “Company”) as of December 31, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galt Medical Corp as of December 31, 2005 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Hartman Leito & Bolt LLP

January 30, 2006
Fort Worth, Texas

GALT MEDICAL CORP
Balance Sheet
December 31, 2005

ASSETS

CURRENT ASSETS
Cash	$1,362,923
Accounts receivable	848,318
Inventory	1,145,990
Prepaid expenses	25,012
Total current assets	3,382,243

PROPERTY AND EQUIPMENT, NET	627,831

OTHER ASSETS	17,723

TOTAL ASSETS	$4,027,797

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$69,255
Accrued liabilities	24,949
Income taxes payable	323,310
Franchise taxes payable	73,847
Total current liabilities	491,361

Deferred income taxes	101,000

STOCKHOLDERS’ EQUITY
Common stock, $.10 par (10,000,000 shares authorized, 3,293,393 shares issued and outstanding)	329,339
Additional paid-in capital	2,282,011
Retained earnings	824,086
Total stockholders’ equity	3,435,436

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,027,797

The accompanying notes are an integral part of these financial statements.

GALT MEDICAL CORP
Statement of Operations
For the Year Ended December 31, 2005

NET SALES	$7,101,928

COST OF GOODS SOLD	2,437,473

Gross profit	4,664,455

OPERATING EXPENSES:
Selling, general and administrative	1,632,908
Research and development	32,152
Total operating expenses	1,665,060

INCOME FROM OPERATIONS	2,999,395

OTHER INCOME (EXPENSE):
Interest expense	(65,987)
Interest income	12,021

NET INCOME BEFORE TAX	2,945,429

INCOME TAX EXPENSE:
Current	305,682
Deferred	101,000
406,682

NET INCOME	$2,538,747

The accompanying notes are an integral part of these financial statements.

GALT MEDICAL CORP
Statement of Changes in Stockholders’ Equity
For the Year Ended December 31, 2005

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings (Deficit)	Total

Balance at January 1, 2005	2,793,393	$279,339	$2,282,011	$(1,714,661)	$846,689

Net income	-	-	-	2,538,747	2,538,747

Issuance of common stock	500,000	50,000	-	-	50,000

Balance at December 31, 2005	3,293,393	$329,339	$2,282,011	$824,086	$3,435,436

The accompanying notes are an integral part of these financial statements.

GALT MEDICAL CORP
Statement of Cash Flows
For the Year Ended December 31, 2005

CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$2,538,747
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200,860
Deferred income taxes	101,000
Non cash reduction in accrued legal fees	(20,864)
Changes in operating assets and liabilities:
Increase in accounts receivable	(68,542)
Increase in inventory	(503,486)
Decrease in prepaid expenses	1,336,527
Decrease in accounts payable	(75,993)
Decrease in accrued liabilities	(1,096,734)
Increase in income taxes payable	323,310
Increase in franchise taxes payable	73,847
Net cash provided by operating activities	2,808,672

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(283,475)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt repayments	(1,490,000)
Proceeds from issuance of common stock	50,000
Net cash used in financing activities	(1,440,000)

NET INCREASE IN CASH	1,085,197

CASH, beginning of year	277,726

CASH, end of year	$1,362,923

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$65,987

The accompanying notes are an integral part of these financial statements.

GALT MEDICAL CORP
Notes to Financial Statements
For the Year Ended December 31, 2005

1.	ORGANIZATION

Galt Medical Corp (the “Company”) was incorporated under the laws of the State of Texas in 1991 to engage in the development, manufacture and marketing of disposable medical devices. The primary focus is products for vascular access that are utilized by interventional radiologists and interventional cardiologists. The Company’s products are sold to other manufacturers on a bulk, non-sterile basis and under private label as sterile products. Additionally, the Company sells Galt labeled products sterile to stocking distributors and direct to hospitals. The Company sells to customers throughout the United States and several countries in Europe.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Cash and Cash Equivalents

The Company considers cash and all highly liquid investments with maturities equal to or less than 90 days from purchase to be cash equivalents.

(b)	Accounts Receivable

The Company extends unsecured credit in the normal course of business to qualifying customers and receivables are stated at the amount management expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors among other things when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowance will be required. Based on management’s assessments, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. At December 31, 2005, the Company considers all accounts receivable to be valid and collectible and has not recorded an allowance for doubtful accounts.

(c)	Inventory

Inventory is stated at the lower of cost (weighted average basis) or market on a first in first out basis.

GALT MEDICAL CORP
Notes to Financial Statements
For the Year Ended December 31, 2005

(d)	Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. Leasehold improvements are amortized over the life of the respective leases. Depreciation expense related to property and equipment was $199,722 for the year ended December 31, 2005.

(e)	Long-Lived Assets

The Company periodically evaluates its long-lived assets, including property and equipment, to determine whether events or changes in circumstances have occurred which indicate that the remaining asset balance may not be fully recoverable. If such assets are considered to be impaired, an impairment charge is recognized in the amount by which the carrying value of the asset exceeds its fair value. No such losses were recognized during the year ended December 31, 2005.

(f)	Revenue Recognition

The Company recognizes revenue when title to the product passes to the customer which is generally on the day of shipment.

(g)	Advertising Costs

Advertising costs are expensed as incurred. Products are primarily sold by original equipment manufacturers and salespersons. Advertising costs for the year ended December 31, 2005 approximated $20,000.

(h)	Income Taxes

The Company provides deferred taxes for the tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The temporary differences result primarily from differences in accounting for depreciation and inventory. A valuation allowance is provided for deferred tax assets when it is more likely than not that the asset will not be realized.

GALT MEDICAL CORP
Notes to Financial Statements
For the Year Ended December 31, 2005

(i)	Concentrations

The Company has cash deposits in financial institutions in excess of the amounts insured by the Federal Depository Insurance Corporation (FDIC). The risk is managed by maintaining all deposits in high quality financial institutions.

(j)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the Untied States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ form those estimates.

(k)	Research and Development

Research and development costs are expensed as incurred.

3.	RELATED PARTY TRANSACTIONS

During 2004, the President of the Company advanced $355,000 to the Company, and KIAM Interest, Ltd., a family limited partnership, advanced $1,085,000 to the Company. The President of the Company is the managing general partner in KIAM Interests, Ltd. The notes to the President and KIAM Interest, Ltd. were paid in full during 2005. Sondra Eddings, ex-wife of the President advanced $50,000 to the Company in 2000, which was paid in full in 2005. Interest was paid and expensed monthly on each of these notes prior to their repayment and totaled approximately $66,000 for the year ended December 31, 2005.

In connection with the $355,000 note to the President of the Company, the Company granted the President warrants to purchase 200,000 shares of common stock of the Company at $0.10 per share. In addition, in connection with the $1,085,000 note to KIAM Interest, Ltd., the Company granted warrants to purchase 300,000 shares of common stock of the Company at $0.10 per share. These warrants were fully assignable. A portion of these warrants were transferred to others during 2005. All warrants were exercised prior to December 31, 2005. The fair value of the warrants at issuance, estimated using the Black Sholes option pricing model, was immaterial.

GALT MEDICAL CORP
Notes to Financial Statements
For the Year Ended December 31, 2005

4.	INVENTORY

At December 31, 2005, inventory is comprised of the following:

Raw materials	$398,183
Work In Process	561,519
Finished Goods	186,288
$1,145,990

5.	PROPERTY AND EQUIPMENT

At December 31, 2005 property and equipment consists of the following:

Leasehold Improvements	$97,966
Machinery, Equipment and Furniture	1,652,344
Computers and Equipment	46,182
1,796,492
Less: accumulated depreciation	(1,168,661)
$627,831

6.	COMMITMENTS

The Company leases various buildings and office equipment under operating leases which expire at various dates through 2012. Rental expense related to operating leases for the buildings and office equipment was $108,903 and $4,392, respectively. Future minimum payments are as follows:

2006	$141,777
2007	172,682
2008	177,339
2009	181,996
2010	186,652
Thereafter	469,733
$1,330,179

GALT MEDICAL CORP
Notes to Financial Statements
For the Year Ended December 31, 2005

7.	INCOME TAXES

The actual federal income tax provision differs form the amount computed by applying the federal corporate income tax rate of 34% to income before federal income taxes as follows:

Computed “expected” tax expense	$1,038,541
Expenses not deducted for federal income tax purposes	8,649
Decrease in deferred tax asset valuation allowance	(601,777)
General business credits	(38,731)
Income tax expense	$406,682

Deferred tax assets and liabilities on December 31, 2005 are comprised of the following:

Assets and liabilities - non-current:
Depreciation	$(101,000)

Net assets (liability)	$(101,000)

Deferred taxes result primarily from temporary differences in reporting depreciation expense for tax and financial reporting purposes. The Company has utilized its net operating loss of approximately $725,229 and general business credits of approximately $72,888 during the year ended December 31, 2005. Due to complete usage of the remaining net operating losses, the beginning valuation allowance of $601,776 was fully reversed during 2005.

8.	CONTINGENT LIABILITIES

On November 4, 2005, a former customer of the Company was sued by a third party for patent infringement related to products purchased from the Company. The supply agreement between the Company and its customer states that the Company will indemnify its customer in any such case. The Company is unable to estimate the probability or amount of liability, if any, at this time. Therefore, no liability for this case has been recorded in the accompanying financial statements.

9.	STOCK OPTIONS

At December 31, 2005, there were 200,000 stock options outstanding. These options, which became fully vested in 2001, have an exercise price of $1 per share, which was at least equal to 100% of the estimated fair value of the underlying common stock at the date of grant.

10.	MAJOR CUSTOMERS

One customer totaled 15% of sales for 2005 and three customers represented 50% of accounts receivable at December 31, 2005.